Exhibit 10.6(b)

GUARANTY

          1.           RESOURCE CAPITAL CORP., a Maryland corporation (the "Guarantor"), does hereby guarantee full, prompt and complete payment by Resource TRS II, Inc. and its Affiliate successors and assigns under the Agreement (defined below) (collectively, the "Buyer"), of the obligations of the Buyer (the "Obligations") under that certain Purchase Agreement dated as of February 11, 2011 (as the same may be amended, modified or supplemented from time to time, the "Agreement") by and between Churchill Financial Holdings LLC (the "Seller") and Buyer. Capitalized terms used herein have the definitions set forth in the Agreement.

          2.                      Nature of Guaranty. This Guaranty constitutes a guarantee of payment when due and payable, and not of collection. The Seller shall not be obligated to file any claim relating to the Obligations to enforce this Guaranty in the event that the Buyer becomes subject to a bankruptcy, reorganization or other similar proceeding. A separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Buyer or whether the Buyer is joined in any such action or actions. In the event that any payment to the Seller in respect of any Obligation is rescinded by the Buyer or the Guarantor or must otherwise be returned to the Buyer or the Guarantor, the Guarantor shall remain liable hereunder with respect to all then-remaining Obligations. This Guaranty shall extend to and guarantee the obligations under the Agreement of any Affiliate or Affiliates assuming the Obligations of Buyer under the Agreement as a result of the transfer to such Affiliate or Affiliates of all or substantially all of the equity interests in or assets or property of CPAM, as provided in Section 8.11 of the Agreement, and such Affiliate transferees shall also be considered the "Buyer" (and its obligations "Obligations") as defined in this Guaranty.

          3.           Duration of the Guaranty. This Guaranty is continuing and shall remain in full force and effect until the indefeasible payment and performance in full of all the Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable solely by the Seller as set forth in Section 12 below. The parties hereto acknowledge and agree that all Obligations have been created in reliance hereon. Notwithstanding the foregoing, if each of the conditions with respect to Seller set forth in clauses (a), (b) and (c) of Section 8.10 of the Agreement occur, then the maximum amount of the obligations of Guarantor under this Guaranty shall be, (x) for the period beginning on the date on which sale proceeds are distributed to Seller's equity owners as described in clause (i) of Section 8.10 of the Agreement to and including July 10, 2012, $5,000,000, (y) from July 11, 2012 to and including July 10, 2013, $1,000,000, and (z) thereafter, zero.

          4.           Preservation of Rights. The obligations of the Guarantor under this Guaranty shall, to the fullest extent permitted under applicable law, be absolute, irrevocable and unconditional irrespective of the failure of the Seller to assert any claim or demand or enforce any right, power or remedy against the Buyer; the invalidity, illegality or unenforceability of the Agreement or any other agreement or instrument referred to therein; the release or discharge of any obligation of the Buyer under the Agreement (other than, for the avoidance of doubt, due to the release or other discharge of the Obligations); the agreement of any Person after the date hereof to accept liability for any Obligation, any change in the corporate existence, structure or ownership of the Buyer, or any bankruptcy, reorganization or other similar proceeding affecting the Buyer or any of its assets; the existence of any claim, set-off or other right that the Guarantor may have at any time against the Buyer, whether in connection with any Obligation or otherwise; the adequacy of any other means the Seller has or may have of obtaining performance of any Obligation; or any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity.

          5.           Extensions, Waivers and Renewals. The Guarantor agrees that the Seller may, at any time and from time to time, without notice to or consent of the Guarantor, make any agreement with the Buyer for the extension, renewal, payment, compromise, discharge or release of any Obligation, in whole or in part, or for any modification of the terms of the Agreement, which may modify the Obligations without in any way impairing the validity of this Guaranty.

          6.           No Waiver; Cumulative Rights. No amendment or waiver of any provision of this Guaranty will be valid and binding unless it is in writing and signed by the Guarantor and the Seller. No failure on the part of the Seller to exercise, or delay in exercising, any right, remedy or power hereunder, whether intentional or not, shall operate as a waiver thereof, nor shall any single or partial exercise by the Seller of any such right, remedy or power preclude any other or future exercise by the Seller thereof. Each and every right, remedy and power hereby granted to the Seller or allowed to it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Seller.

          7.           Waiver of Notice. To the fullest extent permitted by law, the Guarantor hereby waives notice of the acceptance of this Guaranty, presentment, demand, notice of dishonor, protest and all other notices,  including notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Seller on this Guaranty or acceptance of this Guaranty, and hereby irrevocably and expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Seller. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits and after the advice of counsel.

          8.           No Subrogation. Until all Obligations of the Buyer to the Seller have been paid in full, the Guarantor shall not be entitled to and shall not seek, by reason of the existence of this Guaranty or it having made any payment hereunder, to exercise any rights that it may now have or hereafter acquire against the Buyer with respect to any such payment, including any right to be subrogated to the rights of the Seller with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by or to receive contribution from the Buyer in respect thereof, and any right to participate in any claim or remedy of the Seller against the Guaranteed Party, whether arising by contract or operation of law (including any such right arising under bankruptcy or insolvency laws) or otherwise.

          9.           Representations and Warranties. The Guarantor represents that, as of the date hereof:

(a)  it is duly organized and validly existing under the applicable law of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guaranty and to perform the provisions of this Guaranty on its part to be performed;

   (b)  its execution, delivery and performance of this Guaranty have been duly authorized by all necessary corporate action, and all material consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guaranty by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other material action by, and no material notice to or material filing with, any Governmental Authority, is required in respect of the execution, delivery or performance of this Guaranty;

         (c)  this Guaranty constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

         (d)   the execution, delivery and performance by the Guarantor of this Guaranty does not (i) violate the organizational documents of the Guarantor or (ii) violate any applicable law, regulation, rule, decree, order or judgment applicable to Guarantor.

                 10.          Assignment. The Guarantor may not assign or transfer its rights, interests, or obligations hereunder to any Person, other than to a successor by merger or any Person to whom the Guarantor transfers substantially of its assets, without the prior written consent of the Seller, such consent not to be unreasonably withheld, and any attempted assignment or transfer without such consent shall be null and void.

                 11.          Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, facsimile message or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express or facsimile to, the address or facsimile number set forth below, unless such address or facsimile number is changed by notice to the other Parties:

if to Guarantor:

Resource Capital Corp.

One Crescent Drive, Suite 203

Navy Yard Corporate Center

Philadelphia, PA 19112

Attention: David J. Bryant

Telecopier:    (215) 465-0600

with a required copy to:

Michael S. Yecies

Chief Legal Officer

Resource Capital Corp.

1845 Walnut Street, 10th Floor

Philadelphia, PA 19103

Telecopier:                       (215) 761-0456

and a required copy to:

Covington & Burling LLP

The New York Times Building 620 Eighth Avenue

New York, NY 10018

Attention: Philipp Tamussino

Telecopier:                       (212) 841-1010

if to the Seller:

Churchill Financial Holding LLC

400 Park Avenue

Suite 1510

New York, NY 10022

Attention: Kenneth J. Kencel

Telecopier:                       (212) 763-4601

with a required copy to:

Kevin J. Dooley

General Counsel

Churchill Financial Group, Inc.

333 South 7th Street, Suite 2400

Minneapolis, MN 55402

12.           Governing Law, Arbitration, and Consent to Jurisdiction.

THIS GUARANTY SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW, CHOICE OF FORUM OR PROVISION, RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THIS GUARANTY TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. THE PARTIES HEREBY IRREVOCABLY (A) SUBMIT THEMSELVES TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND (B) WAIVE THE RIGHT AND HEREBY AGREE NOT TO ASSET BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM THAT IT, HE OR SHE IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH ACTION, SUIT OR PROCEEDING IS IMPROPER.

13.           Waiver of Jury Trial. The parties each hereby irrevocably waive trial by jury in any judicial proceeding involving, directly or indirectly, any matters (whether sounding in tort, contract or otherwise) in any way arising out of, related to or connected with this Guaranty or the actions of such party in the negotiation, administration, performance and enforcement hereof..

          14.           Interpretation. The headings contained in this Guaranty are for reference purposes only and shall not affect in any way the meaning or interpretation of this Guaranty. Unless the context of this Guaranty otherwise requires (i) words of any gender are deemed to include each other gender, (ii) words using singular or plural number also include the plural or singular, respectively, (iii) the terms "hereof', "herein", "hereby", "hereto", and derivative or similar words refer to this entire Guaranty, and (iv) the words "include", "includes" or "including" shall be deemed to be followed by "without limitation."

          15.           Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and when delivered, all of which shall constitute one and the same instrument. This Guaranty and any documents delivered pursuant thereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in "pdf" or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version there delivered in person. AT the request of any party hereto or to any such agreement or instrument, each other party shall re-execute original forms thereof and deliver them to all other parties. No party to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in "pdf" or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party's execution of this Guaranty, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart.

          16.           Entire Agreement.  This Guaranty, together with the Transaction Documents, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

          17.           Severability. If any provision of this Guaranty, or the application thereof to any Person or circumstance, is invalid or unenforceable in any jurisdiction, (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision; and (b) the remainder of this Guaranty and the application of such provision to other Persons or circumstances shallmot be affected by such invalidity or unenforceability, nor shall such invalidity or unenforoeability of such provision affect the validity or enforceability of such provision, or the! application thereof, in any other jurisdiction.

RESOURCE CAPITAL CORP., as Guarantor

By:	/s/ David Bryant
Name: David Bryant
Title: SVP & CFO